Exhibit 5.1

                                   CADWALADER
                         -----------------------------
                         CADWALADER, WICKERSHAM & TAFT

100 MAIDEN LANE                                                      NEW YORK
NEW YORK, NY 10038                                                   CHARLOTTE
TEL: 212 504-6000                                                    WASHINGTON
FAX: 212 504-6666                                                    LONDON


                                 April 16, 2002

Bear Stearns Commercial Mortgage Securities, Inc.
383 Madison Avenue
New York, New York  10179

              Re: Mortgage Pass-Through Certificates

Ladies and Gentlemen:

            We have acted as special counsel to Bear Stearns Commercial Mortgage Securities, Inc. (the "Depositor"), in connection with the Depositor's Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement is being filed today with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus forming a part of the Registration Statement describes Mortgage Pass-Through Certificates ("Certificates") to be sold by the Depositor in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositor, a master servicer (a "Servicer"), a trustee (a "Trustee"), and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. The form of Pooling and Servicing Agreement is being filed as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

            In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the form of Prospectus Supplement constituting a part thereof, in the form filed with the Commission; (2) the Pooling and Servicing Agreement in the form filed with the Commission; and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.

            Based on and subject to the foregoing, we are of the opinion that:

                  1. When the Certificates of a Series have been duly executed, authenticated, delivered and sold in accordance with the terms of the Pooling and Servicing Agreement for such Series, such Certificates will be validly issued and outstanding, fully paid and nonassessable, and entitled to the benefits provided by such Pooling and Servicing Agreement.

                  2. The description of federal income tax consequences
            appearing under the heading "Certain Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to holders of Certificates, under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such heading, under existing law and subject to the qualifications and assumptions set forth therein.

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Certain Federal Income Tax Consequences" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                Very truly yours,

                                /s/ Cadwalader, Wickersham & Taft